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                        AGREEMENT AND PLAN OF REORGANIZATION
                             AND CORPORATION SEPARATION


       This AGREEMENT is made this 24th day of January, 2000 between Dobson Communications Corporation, an Oklahoma corporation ("DOBSON"), and Logix Communications Enterprises, Inc., an Oklahoma corporation ("LOGIX").

       WHEREAS, Dobson owns all of the issued and outstanding capital stock of Logix ("Logix Stock"); and

       WHEREAS, it is the desire of Dobson to separate the business of Logix and its subsidiaries, Logix Communications Corporation, Dobson Telephone Company, Inc. (also known as McCloud Telephone Company), Dobson FIBER/FORTE of Colorado, Inc., from the business of Dobson; and

       WHEREAS, it is the parties' intention that, effective upon the Closing (as hereinafter defined), (i) Dobson shall assume and accept or retain responsibility for the Dobson Liabilities (as hereinafter defined), and (ii) Logix shall assume and accept or retain responsibility for the Logix Liabilities (as hereinafter defined), in each case except as otherwise provided in that certain Agreement by and between Dobson and the shareholders of Dobson dated as of the date hereof regarding possible tax liabilities incurred by Dobson under Section 355(e) of the Internal Revenue Code of 1986, as amended (the "TAX AGREEMENT");

       NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

       1. DISTRIBUTION OF LOGIX STOCK. Dobson will distribute all Logix Stock, which shall constitute all such stock outstanding, to the holders of Dobson Class A common stock, Dobson Class B common stock and Class D preferred stock (collectively, the "Eligible STOCK"). Each holder of Logix Stock will receive a percentage of the total outstanding shares of Logix Stock equal to the percentage determined by dividing the total number of shares of Dobson's Class A common stock, Class B common stock and Class D preferred stock (which, for this purpose, will be treated as if they Class D preferred stock had been fully converted into shares of Class A common stock and Class E preferred stock, owned by such shareholder by the total outstanding shares of Eligible Stock.

       2. CLOSING. The closing shall take place at Dobson's principal executive offices at 10:00 a.m., Oklahoma City time on January 24, 2000 (the "CLOSING").

       3.     INDEMNIFICATION.

              (a)    CERTAIN DEFINITIONS.

                     "DOBSON BUSINESSES" means all of the businesses, operations and assets of Dobson and its subsidiaries, including all of the businesses, operations and assets that were previously conducted, owned or used by any business or operation of Dobson (or any predecessor to such business or operation), notwithstanding the fact that prior to the Closing (i)

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any such business or operation was closed, wound up or otherwise terminated,
(ii) such asset ceased to be used in connection with such business or operation, or (iii) any such business, operation or asset was sold or otherwise disposed of to any person or entity other than Logix and its subsidiaries; PROVIDED, HOWEVER, that Dobson Businesses do not include the Logix Businesses. For the purpose of the definition of "Dobson Businesses", the term "Dobson" includes all direct and indirect subsidiaries of Dobson and any partnerships in which it or any of its subsidiaries owns or at any time in the past owned an interest.

                     "DOBSON LIABILITIES" means, except as otherwise expressly provided for in this Agreement and except for potential tax liabilities which are addressed in the Tax Agreement, any and all of the obligations, liabilities and expenses incurred by Dobson, Logix or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries arising out of or associated with, or any Litigation and Claims alleged to arise out of or be associated with, the Dobson Businesses, whether or not in the ordinary course of business, in each case whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, and whether arising out of circumstances existing prior to, on or subsequent to the Closing and regardless of where or against whom such obligations, liabilities and expenses are asserted or determined or whether asserted or determined prior to, on or subsequent to the Closing, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud, or misrepresentation by any of the Logix Parties, and including, without limitation, the following items:

                     (i) all obligations, liabilities and expenses with respect to health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, intellectual property rights, product liability, warranty, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other alleged or actual breach or violation of any obligation or requirement arising out of, or associated with, the Dobson Businesses;

                     (ii) all Litigation and Claims pending as of the Closing against Logix or Dobson and/or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries ("PENDING DOBSON LITIGATION") and all Litigation and Claims brought, threatened or alleged against Logix or Dobson and/or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries after the Closing ("NEW DOBSON LITIGATION"), in each case if and solely to the extent that such Litigation and Claims (in whole or in part) arise out of or are associated with or are alleged (regardless of the party named in the allegation or complaint) to arise out of or to be associated with the Dobson Businesses;

                     (iii) all obligations, liabilities and expenses (including, without limitation, all fines or penalties or costs of closure, investigation and feasibility studies, attorneys' or consultants' fees or remediation costs) of Logix, Dobson or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries arising under any federal, state, local or foreign statutes, laws (including common law), codes, rules, regulations, policies or guidelines or any administrative or judicial interpretations thereof relating to the environment, natural resources and public or employee health and safety arising out of or relating to, or alleged to arise out of or relate to, the Dobson Businesses;

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                     (iv)   any Litigation and Claims brought after the
Closing against Logix or its affiliates or subsidiaries or affiliates of such subsidiaries by employees of Logix or Dobson or any of their respective subsidiaries and affiliates claiming that they suffered personal injuries of any kind, whether prior to, on or subsequent to, the Closing, arising or alleged to arise from the Dobson Businesses;

                     (v) all obligations, liabilities and expenses (other than those arising solely due to joint and several liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), including any multiemployer plan (within the meaning of Section 3(37) of ERISA), maintained by, contributed to, or obligated to contribute to, at any time, by Dobson ,or any of its subsidiaries or any trade or business under common control or treated as a single employer with Dobson under
Section 414(b,-C-,(m) or (o) of the Code, other than Logix or any of its subsidiaries; and

                     (vi) all obligations, liabilities and expenses with respect to the employment or termination of employment, including a constructive termination, of any individual by (A) Dobson or any Dobson Business, or (B) any officer, director, employee or agent of Dobson or any Dobson Business attributable to any actions or inactions by Dobson or any Dobson Business.

                     "DOBSON PARTIES" means Dobson and any direct or indirect subsidiary or affiliate of Dobson, other than Logix and any of its subsidiaries, and any of their respective directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees.

                     "LITIGATION AND CLAIMS" means litigation pending or threatened or claims alleged against Logix Parties and/or Dobson Parties, including, without limitation, civil and criminal actions, workers' compensation proceedings, administrative and regulatory proceedings, investigations, audits, inquiries, demands, claims (including any title claims relating to real properties) and threatened actions.

                     "LOGIX BUSINESSES" means all of the businesses, operations and assets of Logix and its subsidiaries, or any predecessor to such business or operation, notwithstanding the fact that prior to the Closing (i) any such business or operation was closed, wound up or otherwise terminated, (ii) such asset ceased to be used in connection with such business or operation, or (iii) any such business, operation or asset was sold or otherwise disposed of to any person or entity except Dobson or its subsidiaries or affiliates. For the purpose of the definition of "Logix Businesses", the term "Logix" includes all direct and indirect subsidiaries of Logix and any partnerships in which it or any of its subsidiaries owns or at any time in the past owned an interest.

                     "LOGIX LIABILITIES" means, except as otherwise expressly provided for in this Agreement and except for potential tax liabilities addressed in the Tax Agreement, any and all of the obligations, liabilities and expenses incurred by Dobson, Logix or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries arising out of or associated with, or any Litigation and Claims alleged to arise out of or be associated with the Logix

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Businesses, which or not in the ordinary course of business, in each case whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, and whether arising out of circumstances existing prior to, on or subsequent to the Closing, and regardless of where or against whom such obligations, liabilities and expenses are asserted or determined or whether asserted or determined prior to, on or subsequent to the Closing, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any of the Dobson Parties, and including, without limitation, the following items:

                     (i) all obligations, liabilities and expenses with respect to health, safety, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, intellectual property rights, product liability, warranty, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other alleged or actual breach or violation of any obligation or requirement arising out of, or associated with, the Logix Businesses;

                     (ii) all Litigation and Claims pending as of the Closing against Logix or Dobson and/or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries ("PENDING LOGIX LITIGATION") and all Litigation and Claims brought, threatened or alleged against Logix or Dobson and/or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries after the Closing ("NEW LOGIX LITIGATION"), in each case if and solely to the extent that such Litigation and Claims (in whole or in part) arise out of or are associated with or are alleged (regardless of the party named in the allegation or complaint) to arise out of or to be associated with the Logix Businesses;

                     (iii) all obligations, liabilities and expenses (including, without limitation, all fines or penalties or costs of closure, investigation and feasibility studies, attorney or consultant fees or remediation costs) of Logix, Dobson or any of their respective affiliates or subsidiaries or affiliates of such subsidiaries arising under any federal, state, local or foreign statutes, laws (including common law), codes, rules, regulations, policies or guidelines or any administrative or judicial interpretations thereof relating to the environment, natural resources and public or employee health and safety arising out of or relating to, or alleged to arise out of or relate to the Logix Businesses;

                     (iv) any Litigation and Claims brought after the Closing against Dobson or its affiliates or subsidiaries or affiliates of such subsidiaries by employees of Dobson or Logix or any of their respective subsidiaries and affiliates claiming that they suffered personal injuries of any kind, whether prior to, on or subsequent to the Closing, arising out of, or alleged to arise out of, the Logix Businesses;

                     (v) all obligations, liabilities and expenses (other than those arising solely due to joint and several liability under ERISA) with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), including any multiemployer plan (within the meaning of Section 3(37) of ERISA), maintained by, contributed to, or obligated to contribute to, at any time, by Logix or any of its subsidiaries; and

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                     (vi)   all obligations, liabilities and expenses with
respect to the employment or termination of employment, including a constructive termination, of any individual by (A) Logix or any of the Logix Businesses, or (B) any officer, director, employee or agent of Logix or any of the Logix Businesses attributable to any actions or inactions by Logix or any of the Logix Businesses.

                     "LOGIX PARTIES" means Logix and any direct or indirect subsidiary or affiliate of Logix, and any of their respective directors, shareholders, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees.

              (b)    EXCULPATION AND INDEMNIFICATION BY DOBSON.

                     Subject to the provisions of Section 3(d) hereof, upon, from and after the Closing, Dobson shall, without any further responsibility or liability of, or recourse to, any of the Logix Parties, absolutely and irrevocably assume and be solely liable and responsible for the Dobson Liabilities. None of the Logix Parties shall be liable to any of the Dobson Parties for any reason whatsoever on account of any Dobson Liabilities.

                     Dobson shall indemnify, defend, save and hold harmless each of the Logix Parties from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, arising out of (i) the Dobson Liabilities, and (ii) the breach by any of the Dobson Parties of any of their obligations under this Agreement (all of which are hereinafter collectively referred to as the "LOGIX DAMAGES").

                     Logix Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, Logix or by any of its subsidiaries or affiliates, from any third party insurance policy (and are non-reimbursable by Logix or any of its subsidiaries or affiliates under any self-insurance policy), shall not be the subject of indemnification under this Agreement.

              (c)    GENERAL INDEMNIFICATION BY LOGIX.

                     Subject to the provisions of Section 3(d) hereof, upon, from and after the Closing, Logix shall, without any further responsibility or liability of, or recourse to, any of the Dobson Parties, absolutely and irrevocably assume and be solely liable and responsible for the Logix Liabilities. None of the Dobson Parties shall be liable to any of the Logix Parties for any reason whatsoever on account of any Logix Liabilities.

                     Logix shall indemnify, defend, save and hold harmless each of the Dobson Parties from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred, and including reasonable outside attorneys' and consultants' fees), expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever, arising out of (i) the Logix Liabilities, and (ii) the

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breach by any of the Logix Parties of any of their obligations under this
Agreement (all of which are hereinafter collectively referred to as the "DOBSON DAMAGES").

                     Dobson Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, Dobson or by any of its subsidiaries or affiliates, from any third party insurance policy (and are non-reimbursable by Dobson or any of its subsidiaries or affiliates under any self-insurance policy), shall not be the subject of indemnification under this Agreement.

              (d)    SPECIFIC INDEMNIFICATION ISSUES.

                     (i) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between Dobson and Logix is determined after trial in any judgment, award or decree to be joint or concurrent or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall negotiate in good faith in an effort to agree, as between Dobson and Logix, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to
Section 3(f)(iv), all in accordance with the provisions of, and the principles set forth in, this Agreement. In the absence of any such agreement, such allocation of liability, entitlement to indemnification and allocation of costs shall be subject to ultimate resolution between Dobson and Logix pursuant to Section 4(h).

                     (ii) It is acknowledged that after the Closing the parties will have arms length negotiated business relationships, which relationships will be described in contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the parties and their affiliates and subsidiaries to supply after the Closing, materials, products, services and leases. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

              (e)    NOTICE AND PAYMENT OF CLAIMS.

                     (i) If any person entitled to a defense and/or indemnification under this Agreement (the "INDEMNIFIED PARTY") determines that it is or may be entitled to a defense or indemnification by Logix or Dobson, as the case may be (the "INDEMNIFYING PARTY"), under this Agreement:

                            (1)    The Indemnified Party shall deliver
promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim or defense and/or indemnification, the nature of the claim, and if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Nothing in this subparagraph shall be interpreted to invalidate any claim by the Indemnified Party to be entitled to indemnification, unless the Indemnifying Party can show that the failure of the Indemnified Party to deliver such notice was intentional.

                            (2)    The Indemnifying Party shall have 30 days
from receipt of the notice requesting indemnification within which to either:
(A) assume the defense of such litigation or claim; (B) pay the claim in immediately available funds; (C) reserve its rights

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pending negotiations under Section 3(f)(iv); or (D) object in accordance with
Section 3(e)(ii). This 30-day period may be extended by agreement of the parties. Nothing in this subparagraph shall be interpreted to abrogate or delay a party's obligation to provide the other with a defense under this Agreement.

                     (ii) The Indemnifying Party may object to the claim for defense and/or indemnification set forth in any notice; PROVIDED, HOWEVER, that if the Indemnifying Party does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the same 30-day period (or any extended period) referred to in Section 3(e)(i) above, the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or for the amount of such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with Section 3(h)(viii).

                     (iii) The right to a defense or indemnification under this Agreement applies only insofar as defense and indemnification are not provided for by insurance from any third party insurance policy (and are non-reimbursable by the Indemnified Party or any of its affiliates or subsidiaries or affiliates of such subsidiaries under any self-insurance policy). Nevertheless, the potential availability of insurance coverage to Dobson or Logix shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder.

                     (iv) Payments due to be made under this Agreement shall carry interest from the date on which the Indemnified Party became entitled to indemnification until the date of actual payment (whether before or after judgment) at the prime rate charged by Chase Manhattan Bank, N.A. to its corporate customers in effect during such period.

                     (v) Payments due to be made under this Agreement shall be free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever, except as may be required by law. If any deductions or withholdings are required by law the Indemnifying Party shall be obliged to pay such sum as will, after such deduction, withholding, set-off or counterclaim has been made, leave the Indemnified Party with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

                     (vi) Payments due to be made under this Agreement shall be reduced by the amount by which any taxes for which the Indemnified Party would have been accountable or liable to be assessed are either (i) actually reduced prior to payment falling due hereunder or (ii) likely to be reduced subsequent to payment falling due hereunder in the reasonable opinion of the Indemnified Party acting in good faith in the light of the circumstances prevailing at the time of delivery of written notice in accordance with Section 3(e)(i). The reductions of any payments to be made in accordance with this Section 3(e)(vi) for tax benefits which will likely be recognized within one year after the date on which the Indemnified Party receives indemnification under this Agreement shall be made without regard to the time value of money. The reduction of any payments to be made in accordance with this Section 3(e)(vi) for tax benefits which will not likely be recognized within one year after the date on which the

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Indemnified Party receives indemnification under this Agreement shall take into account the time value of money from the time the applicable payment is received until the date of such tax benefits are likely to be recognized, using as the discount rate the prime rate charged by Chase Manhattan Bank, N.A. to its corporate customers at the time the payment is received.

                     (vii) The parties to this Agreement may enter into agreements or other arrangements providing for the set-off of payments due to be made by way of indemnification to both Dobson and Logix.

              (f)    DEFENSE OF THIRD-PARTY CLAIMS.

                     (i)    If the Indemnified Party's claim for
indemnification is based, under this Agreement, on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under Section 3(e)(ii) hereof, the Indemnifying Party shall, within the 30-day period (or any extended period) referred to in Section 3(e)(i) above, assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the "Case Handler." Any such defense shall be conducted by attorneys employed by the Indemnifying Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

                     (ii) If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without the prior consent of the Indemnified Party so long as all present and future claims relating to the compromised claim against the Indemnified Party are irrevocably and unconditionally released in full.

                     (iii) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within 30 days after the settlement or compromise of such third-party claim or the judgment of a court of competent jurisdiction (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party has the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided the Indemnifying Party shall have raised its objection in a timely manner under
Section 3(e)(ii).

                     (iv) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between Logix and Dobson is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, and which will be considered the Case Handler, unless otherwise agreed; PROVIDED, HOWEVER, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree; or in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution between Logix and Dobson pursuant to
Section 4(h).

              (g)    COOPERATION AND PRESERVATION OF RECORDS.

                     (i) Logix Parties and Dobson Parties shall cooperate with one another fully and in a timely manner in connection with the defense of any Pending Logix Litigation, New Logix Litigation, Pending Dobson Litigation, New Dobson Litigation or any other actual or threatened claim.

                     (ii) Such cooperation shall include, without limitation, making available to the other party, during normal business hours and upon reasonable notice, all books, records and information ("LITIGATION RECORDS"), officers and employees (without substantial interruption of employment) necessary or useful in connection with any actual or threatened claim, investigation, audit or proceeding.

                     (iii) Each party shall continue in force, or at the request of the other party, shall issue, notices exempting from destruction any Litigation Records which the requesting party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any such claim, investigation, audit, action or proceeding and shall refrain from destroying any such Litigation Records until authorized by the requesting party. The requesting party shall notify the other party promptly when the Litigation Records are no longer required to be maintained.

                     (iv) The party requesting access to Litigation Records or officers and employees pursuant to Section 3(g)(ii) or preservation of Litigation Records under Section 3(g)(iii) shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries, employee benefits and general overhead) incurred by the other party in connection with providing such Litigation Records or officers and employees.

                     (v)    The party providing Litigation Records under this
Section 3(g) may elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary. If Litigation Records are so designated, the party receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield such information from disclosure by motions to quash, motions for a protective order, redaction or other appropriate actions.

       4.     MISCELLANEOUS.

              (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oklahoma.

              (b) This Agreement may be amended, modified or supplemented only by a written agreement of the parties.

              (c) Except as provided in this Section 4(c), this Agreement shall be personal to the parties to it and may not be assigned without the prior written consent of the other parties.

Notwithstanding the foregoing, Dobson and Logix acknowledge and agree that any party may assign its rights and delegate its obligations under this Agreement, to one or more of its respective subsidiaries or affiliates, provided that such an assignment shall have no effect on, and shall not be deemed to constitute a release of such party from, its obligations under this Agreement.

              (d) This Agreement is solely for the benefit of the Dobson Parties and the Logix Parties and is not intended to confer upon any other person except such parties any rights or remedies hereunder. There are no third party beneficiaries to this Agreement other than the Dobson Parties and the Logix Parties.

              (e) This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

              (f) If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected. Subject thereto, should any term or provision of this Agreement be or become ineffective, in whole or in part, for reasons beyond the control of the parties hereto, the parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective term or provision or part hereof.

              (g) Any notice, claim or demand requiring to be served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered addressed as follows:

                     If to Dobson or any other Dobson Party, to:

                     Dobson Communications Corporation
                     13439 North Broadway Extension, Suite 200
                     Oklahoma City, Oklahoma 73114
                     Attention: Ronald L. Ripley, Esq.

                     If to Logix or any other Logix Party, to:

                     Logix Communications Enterprises, Inc.
                     3555 N.W. 58th Street, 10th Floor
                     Oklahoma City, Oklahoma 73112
                     Attention: Geoffrey M. Boyd

Any such notice shall be delivered by hand or sent by first class post or overnight courier. Any such notice shall take effect, in the case of hand delivery, at the time of delivery, or, in the case of first class post, forty-eight hours after posting.

              (h) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitration and disputes in connection with claims by third parties (collectively, "DISPUTES") shall be exclusively governed by and settled in accordance with the provisions of this Section 4(h); PROVIDED, HOWEVER, that nothing contained herein shall preclude either party from seeking or obtaining
(a) injunctive relief or (b) equitable or other judicial relief to enforce the provisions hereof or, pending resolution of Disputes hereunder, to preserve the status quo. Dobson or Logix (each a "PARTY") may commence proceedings hereunder by delivering a written notice to the other Party providing reasonable description of the Dispute to the other and expressly requesting arbitration hereunder. The Parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the Parties, their successors and assigns. The arbitration shall be conducted in Oklahoma City by three arbitrators acting by majority vote (the "PANEL") selected by agreement of the Parties not later than ten (10) days after delivery of the demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA RULES"). If an arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the Parties may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each Party shall have the right to audit the books and records of the other Party that are reasonably related to the Dispute; (ii) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; and (iii) each Party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Panel, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof. The Panel shall complete all hearings not later than ninety (90) days after its selection or appointment, and shall make a final award not later than thirty (30) days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Panel deems fair and reasonable. Notwithstanding the foregoing, in no event may the Panel award multiple, punitive or exemplary damages. Any arbitration award shall be binding and enforceable against the Parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

              (i) Neither of the parties hereto shall impeach this Agreement on the grounds that any of the Directors of Dobson stand in any fiduciary position to Logix or that any of the Directors of Logix stand in any fiduciary position to Dobson or that the Directors of either party do not constitute an independent Board.

              IN WITNESS WHEREOF, Dobson and Logix have caused this Agreement to be signed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                       DOBSON COMMUNICATIONS CORPORATION


                                          /s/ Ronald L. Ripley
                                       By-------------------------------
                                          Ronald L. Ripley, Vice President

                                         LOGIX COMMUNICATIONS ENTERPRISES, INC.


                                            /s/ Albert H. Pharis Jr.
                                       By-------------------------------
                                                Albert H. Pharis Jr.
                                         Name:--------------------------
                                                CEO
                                         Title:-------------------------